J. C. PENNEY COMPANY, INC. PROVIDES FINANCIAL UPDATE

Turnaround Remains on Track

Plano, Texas - (Feb. 4, 2014) - J. C. Penney Company, Inc. (NYSE: JCP) (the "Company") today provided a preliminary update on its sales performance during the holiday and fiscal fourth quarter periods. For the combined, nine-week November and December period, the Company reported comparable store sales growth of 3.1 percent over the same period last year. For the full quarter, comparable store sales - which exclude the 53rd week of fiscal 2012 - rose approximately 2.0 percent, marking the first time since the second quarter of 2011 that JCPenney has generated a positive quarterly sales result. For the fourth quarter, jcp.com sales grew approximately 26.3 percent over last year. In addition, the Company closed its 2013 fiscal year with total available liquidity in excess of $2 billion.

"While 2013 brought a lot of change and challenges to JCPenney, the steady improvements in our business show that the Company’s turnaround is on track. In spite of the significant headwinds facing all retailers this season, including unprecedented harsh weather conditions in many parts of the country, we delivered on our promise to generate positive comparable store sales growth in the fourth quarter," said Myron E. (Mike) Ullman, III, Chief Executive Officer of JCPenney.

For the holiday period, the Company reported solid performance in several categories including, beauty (Sephora), activewear, sweaters, outerwear, dresses, boots, men's clothing, luggage and housewares.

Mr. Ullman continued, "JCPenney’s combination of relevant and giftable merchandise, outstanding customer service, and compelling promotions enabled our teams to drive sales in a difficult and competitive environment for retailers this holiday season. As we look ahead to 2014, our associates are encouraged by the Company’s results and we remain steadfast in our focus to build on these achievements and return to profitable growth.”

The Company will announce its fourth quarter and full year 2013 results on Wednesday, Feb. 26, 2014, after the market closes.

Media Relations:
(972) 431-3400 or jcpnews@jcp.com

Investor Relations:
(972) 431-5500 or jcpinvestorrelations@jcpenney.com

About JCPenney:
J. C. Penney Company, Inc. (NYSE: JCP), one of the nation’s largest apparel and home furnishing retailers, is dedicated to becoming America’s preferred retail destination for unmatched style, quality and value. Across approximately 1,100 stores and at jcp.com, customers will discover an inspiring shopping environment that features the most sought after collection of private, national and exclusive brands and attractions. For more information, please visit jcp.com.

Use of Social Media:
Investors and others should note that we currently announce material information using SEC filings, press releases, public conference calls and webcasts.  In the future, we will continue to use these channels to distribute material information about the Company and may also utilize our website and/or various social media to communicate important information about the Company, key personnel, new brands and services, trends, new marketing campaigns, corporate initiatives and other matters.  Information that we post on our website or on social media channels could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website as well as the following social media channels: Facebook (https://www.facebook.com/jcp) and Twitter (https://twitter.com/jcpnews).

Any updates to the list of social media channels we may use to communicate material information will be posted on the Investor Relations page of the Company's website at www.jcp.com.

Forward-Looking Statements:
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales trends, year-end liquidity and cost savings.  Forward-looking statements are based only on the Company's current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company's control that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our turnaround strategy, customer acceptance of our new strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information and legal and regulatory proceedings.  There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations.  Please refer to the Company's most recent Form 10-Q and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We do not undertake to update these forward-looking statements as of any future date.

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